-
United  States  of  America
Federal  Communications  Commission

RADIO  STATION  AUTHORIZATION
Commercial  Mobile  Radio  Services
Personal  Communications  Service  -  Broadband

21ST  CENTURY  BIDDING  CORP.     Call  Sign:     KNLG262
PHILIP  J.  CHASMAR     Market:     B126
4665  MACARTHUR  COURT,  SUITE  100C     ELKHART,  IN
NEWPORT  BEACH,  CA  92660     Channel  Block:     F
     Filing  Number:     00178-CW-L-T


The licensee hereof is authorized, for the period indicated, to construct and operate radio transmitting facilities in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in the Title 47 of the U.S. Code of Federal Regulations.
     Initial  Grant  Date     April  28,  1997
     Ten  Year  Build  Out  Date      April  28,  2007
     Expiration  Date     April  28,  2007

CONDITIONS:

Pursuant to Section 309(h) of the Communications Act of 1934, as amended, (47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner than authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act of 1934, as amended (47 U.S.C. 151, et seq.). This license is subject in terms to the right of use or control conferred by Section 706 of the Communications Act of 1934, as amended (47 U.S.C. 606).

(Conditions  continued  on  Page  2)



WAIVERS:

No  waivers  associated  with  this  authorization.

FCC  Form  463B
Issue  Date:  ll/26/~7
Page  1  of  2     's,     April  1997
KNLG2  62     21ST  CENTURY  BIDDING  CORP.     00178-CW-L-97




This authorization is subject to the condition that, in the event that systems using the same frequencies as granted herein are authorized in an adjacent foreign territory (Canada/United States), future coordination of any base station transmitters within 72 km (45 miles) of the United States/Canada border shall be required to eliminate any harmful interference to operations in the adjacent foreign territory and to ensure continuance of equal access to the frequencies by both countries.

This authorization is conditioned upon the full and timely payment of all monies due pursuant to Sections 1.2110 and 24.716 of the Commission's Rules and the terms of the Commission's installment plan as set forth in the Note and Security Agreement executed by the licensee. Failure to comply with this condition will result in the automatic cancellation of this authorization.




Issue  Date:  11/26/97
Page  2  of  2

                          INSTALLMENT PAYMENT PLAN NOTE
   (Broadband Personal Communications Service, F Block: Auction Event No. 11)

US  S243,389.60
Washington.  D.C.
Execution  Date:  July  15  1997
License  No.:  CWB126F
Effective  Date:  April  28,  1997


FOR VALUE RECEIVED, the undersigned, 21ST CENTURY BIDDING CORP., a Delaware Corporation ("Maker"), promises to pay to the order of the FEDERAL COMMUNICATIONS COMMISSION, an independent regulatory agency of the United States ("Payee" or "Commission"), the principal sum of $243,389.60 DOLLARS ("Principal Amount"), together with accrued interest, computed at the annual rate of six and one-quarter percent (6.25%) per annum ("Annual Rate") on the unpaid Principal Amount hereof, from the date of this Note until the date the entire Principal Amount has been paid in full. This Note is executed on the Execution Date set forth above but is intended for all purposes to be effective as of April 28, 1997.

Interest and principal shall be payable as set forth below and in accordance with Schedule A attached hereto and made a part hereof:

Interest only, at the Annual Rate from the date hereof shall be due and payable in equal consecutive quarterly installments of $3,802.96, due on July 28, 1997 and every year on July 28, October 28, January 28. and April 28 thereafter through and including April 28, 1999.

Commencing with the payment due on July 28, 1999, Maker shall pay principal and interest in equal quarterly installments of $9,723.26. due on July 28, October 28, January 28, and April 28 of every year hence through and including January 28, 2007.

The entire unpaid Principal Amount, together with accrued and unpaid interest thereon, and all other remaining obligations of Maker hereunder, if not sooner paid, shall be due and payable on April 28, 2007 ("Maturity Date").

All interest shall be computed on the basis of a 360-day year for actual days elapsed.

All payments to be made hereunder, of principal, interest, costs, expenses, or other sums due hereunder, shall be made to the holder of this Note in lawful money of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, free and clear and without reduction by reason of any present or future income, stamp or other taxes, levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever, including interest thereon or penalties with respect thereto, if any imposed, assessed, levied or collected by any political subdivision or taxing authority thereof or therein, on or in respect of this Note or the obligations it evidences. All payments shall be made during normal business hours at the Commission's designated lockbox location as set forth from time to time in the Commission's then-applicable orders and regulations and/or public notices.

This Note is secured by, and entitled to the benefits of, a Security Agreement (the "Security Agreement") of even date between Maker and Payee. All the terms, covenants, conditions and agreements contained in the Security Agreement are hereby incorporated herein and made part of this Note to the same extent and effect as if fully set forth herein. It is expressly understood by Maker that all of the terms of the Security Agreement apply to this Note, and that reference in the Security Agreement to "this Agreement" includes both the Security Agreement and this Note.

IT IS HEREBY EXPRESSLY AGREED THAT TIME IS OF THE ESSENCE FOR THE PERFORMANCE OF EACH AND EVERY OF THE TERMS AND CONDITIONS UNDER THIS NOTE AND THE SECURITY AGREEMENT.

A default under this Note ("Event of Default") shall occur upon any or all of the following:

     a. Any non-payment by Maker of any Principal and/or Interest on the due date as specified hereinabove if the Maker remains delinquent for more than 90 days and

(1) Maker has not submitted a request, in writing, for a grace period or extension of payments, if any such grace period or extension of payments is provided for in the then-applicable orders and regulations of the Commission; or

(2) Maker has submitted a request, in writing, for a grace period or extension of payments, if any such grace period or extension of payments is provided for in the then-applicable orders and regulations of the Commission, and following the expiration of the grant of such grace period or extension or upon denial of such a request for a grace period or extension, Maker has not resumed payments of Principal and/or Interest in accordance with the terms of this Note; or

     b. An involuntary case is commenced against the Maker (or any of Maker's Affiliates) and the petition shall not have been dismissed, stayed, bonded or discharged within sixty (60) administrative charge, plus the costs of collection, litigation, attorneys' fees, and default payment as specified in the then-applicable orders and regulations of the Commission, as amended, and Maker acknowledges that it is liable and herein expressly promises to pay on demand such additional costs, expenses, late charges, administrative charges, attorneys fees, and default payment. The Maker hereby acknowledges that a late fee of 5% (five percent) of the payment due shall be added to each payment of moneys due under this Note that is not timely paid under the terms of this Note.

Upon any Event of Default under this Note, the unpaid Principal Amount, plus all unpaid interest accrued thereon, together with any late fee and/or administrative charge, plus the costs of collection, litigation, attorneys' fees, and default payment as specified in the then-applicable orders and regulations of the Commission, as amended, shall become immediately due and payable.

The Maker hereby acknowledges that the Commission has granted Maker the above referenced License pursuant to the Communications Act of 1934,as amended, conditioned upon full and timely payment of financial obligations under the Commission~ s installment payment plan, as set forth in the then-applicable orders and regulations of the Commission, as amended, in addition to the rights and remedies set forth in this Note and the Security Agreement and regardless of the enforceability thereof, and that the sanctions and enforcement authority of the Commission, including the cancellation of the License, shall remain applicable in the event of a failure to comply with the terms and conditions of the License. Maker further acknowledges that the rights of the Payee under this Note and the Security Agreement shall be in addition to, and in no respect in derogation of or in substitution for the rights of the Commission under the License and under the then-applicable orders and regulations of the Commission, and that nothing in this Note or the Security Agreement shall limit the right of the Commission to treat the License as a conditional license dependant on full and complete compliance by the Maker at all times with all the terms and conditions of the License, including full and timely payment of financial obligations under the Commission's installment payment plan.

No delay or omission on the part of Payee in exercising any right under this Note, the Security Agreement, the License, or any other instrument securing this Note, shall operate as a waiver of such right or of any other right of Payee, nor shall any waiver by Payee of any such right or rights on any one occasion be deemed a bar to or waiver of the same right or rights on any future occasion.

Maker is liable for all costs of collection or enforcement of the Payee's rights under this Note, the Security Agreement, the License or under any other instrument now or hereafter executed by Maker in favor of Payee which in any manner evidences, governs or secures this Note, including reasonable attorneys' fees, whether suit is brought or not, and all such costs shall be paid by the Maker on demand, and whether or not such collection or enforcement occurs in any bankruptcy, reorganization, receivership or other proceedings involving creditors' rights or involving a claim under this Note or any of the other documents evidencing, governing or securing the obligation of Maker to fully and timely pay all obligations of Maker under the Commission's installment payment plan.

Maker, all endorsers and guarantors hereof and any other party who may become liable for all or any part of the obligation evidenced hereby, waive presentment for payment, notice or dishonor, protest and notice of protest. notice of nonpayment and any and all lack of diligence or delays in collection or enforcement of or with respect to this Note, the Security Agreement, or the License.

Maker may prepay all or any part of the Principal Amount without premium or penalty upon ten (10) days' prior written notice to Payee, given in the manner provided in the Security Agreement.

Partial prepayments shall not postpone or reduce regular payments to be made hereunder. All such prepayments shall be applicable first to the payment of late charges, if any, costs and expenses, and administrative penalties due hereunder, then to accrued and unpaid interest, then to that portion of the unpaid Principal Amount due on the Maturity Date and then, if applicable, to any unpaid installments of principal in the inverse order of installment maturities. The Payee may require that any partial prepayments be made on the dates installments of principal and/or interest are due hereunder.

Anything to the contrary notwithstanding, Payee shall not charge, take or receive, and Maker shall not be obligated to pay to Payee, any amounts constituting interest on the Principal Amount in excess of the maximum rate permitted by applicable law. If by reason of the acceleration of the unpaid Principal Amount or otherwise, interest in excess of the highest legal contract rate permitted by applicable law shall at any time be paid, any such excess shall constitute and be treated as a payment of outstanding principal hereunder and shall operate to reduce such outstanding Principal Amount.

ANY  LEGAL  ACTION  OR  PROCEEDING  RELATING  TO  THIS  NOTE,  THE
SECURITY  AGREEMENT,  OR  OTHER  DOCUMENTS  EVIDENCING,  GOVERNING
OR  SECURING  THE  OBLIGATIONS  EVIDENCED  HEREBY  (OTHER  THAN
ACTION BY THE COMMISSION PURSUANT TO THE LICENSE, ITS RULES, OR REGULATIONS, WHICH SHALL BE BROUGHT BEFORE THE COMMISSION)
SHALL  ONLY  BE  BROUGHT  IN  THE  UNITED  STATES  DISTRICT  COURT  FOR
THE DISTRICT OF COLUMBIA, AND, BY EXECUTION AND DELIVERY OF THIS NOTE AND SECURITY AGREEMENT, THE MAKER HEREBY ACCEPTS FOR
ITSELF  AND  IN  RESPECT  OF  ITS  PROPERTY  GENERALLY  AND
UNCONDITIONALLY,  THE  JURISDICTION  OF  THE  AFORESAID  COURT.  THE
PARTIES  HERETO  HEREBY  IRREVOCABLY  WAIVE  ANY  OBJECTION,
INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH
ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE DISTRICT OF COLUMBIA.

THE  MAKER  IRREVOCABLY  CONSENTS  TO  THE  SERVICE  OF  PROCESS
OF  THE  AFOREMENTIONED  COURT  IN  ANY  SUCH  ACTION  OR  PROCEEDING
BY  THE  MAILING  OF  A  COPY  THEREOF  BY  CERTIFIED  MAIL,  RETURN
RECEIPT REQUESTED, POSTAGE PREPAID, TO THE MAKER AT ITS ADDRESS PROVIDED IN THE SECURITY AGREEMENT. SUCH SERVICE SHALL BE
DEEMED TO HAVE OCCURRED ON THE THIRD DAY AFTER SUCH MAILING. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO
SERVE  PROCESS  IN  ANY  OTHER  MANNER  PERMITTED  BY  LAW  OR
COMMENCE  LEGAL  PROCEEDINGS  OR  OTHERWISE  PROCEED  AGAINST  THE
MAKER  IN  ANY  OTHER  JURISDICTION.

EACH  OF  THE  PARTIES  HERETO  HEREBY  KNOWINGLY,  WILLINGLY,
VOLUNTARILY,  UNCONDITIONALLY,  IRREVOCABLY  AND  INTENTIONALLY
FOREVER  WAIVES  ANY  RIGHT  IT  MAY  HAVE  TO  TRIAL  BY  JURY  IN  RESPECT  OF
ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, OR OTHER
DOCUMENTS  EVIDENCING  OR  SECURING  THE  DEBT  TRANSACTION
EVIDENCED  HEREBY,  ANY  COURSE  OF  CONDUCT,  COURSE  OF  DEALING,
STATEMENTS  (VERBAL  OR  WRITTEN)  OR  ACTION  OF  ANY  PERSON  OR  ANY
EXERCISE  BY  ANY  PARTY  OF  ITS  RESPECTIVE  RIGHTS  UNDER  THIS
TRANSACTION,  DOCUMENT  OR  ANY  RELATED  DOCUMENT  OR  IN  ANY  WAY
RELATING  TO  THE  COLLATERAL  (INCLUDING,  WITHOUT  LIMITATION,  ANY
ACTION  TO  RESCIND  OR  CANCEL  THIS  TRANSACTION  OR  ANY  CLAIMS  OR
DEFENSES  ASSERTING  THAT  THIS  TRANSACTION,  IN  WHOLE  OR  IN  PART,
WAS  FRAUDULENTLY  INDUCED  OR  IS  OTHERWISE  VOID  OR  VOIDABLE).
MAKER  REPRESENTS  THAT  NO  ORAL  OR  WRITTEN  STATEMENTS  HAVE  BEEN
MADE BY ANY PARTY TO EXCLUDE THIS SUBMISSION TO JURISDICTION AND WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS
STATED  EFFECT.  MAKER  FURTHER  REPRESENTS  THAT  IT  HAS  BEEN
REPRESENTED  BY  INDEPENDENT  COUNSEL,  SELECTED  BY  ITS  OWN  FREE
WILL,  IN  SIGNING  THIS  NOTE  AND  IN  THE  MAKING  OF  THIS  WAIVER  AND
THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO THIS TRANSACTION AND THE VARIOUS DOCUMENTS RELATED THERETO.

Maker acknowledges that this Note and Security Agreement (and any attachments affixed thereto by the Payee with the permission and knowledge of the Maker), along with the terms of the License and the then-current applicable Commission orders and regulations and the Communications Act of 1934, as amended, set forth the entire agreement, written and oral, of the parties concerning the granting of the License and the conditions under which Maker is entitled to hold the License, and all inconsistent prior statements, understandings, notices, representations and agreements between the parties, oral or written, are superseded by and merged in the License, the then-current applicable Commission orders and regulations, this Note, the Security Agreement or other documents evidencing, governing or securing the obligations evidenced hereby. Notwithstanding the foregoing, Maker's rights shall be subject to all Commission rules and regulations with respect to representations made by the Maker in connection with its application for the License or otherwise.

If any provision or part of this Note and/or the Security Agreement shall for any reason be held or deemed to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and the remaining provisions of this Note shall remain in full force and effect. The enforceability of the Note and/or the Security Agreement do not limit the obligations of the Maker or the rights of the Commission under the Communications Act of 1934, as amended, under the License, or under the then-applicable orders and regulations of the Commission, as amended.

Any notice demand or request hereunder shall be given in the manner set forth in the Security Agreement.

This Note shall be governed by and construed in accordance with the Communications Act of 1934, as amended, the then-applicable orders and regulations of the Commission, and federal law. Nothing in this Note shall be deemed to modify any then-applicable orders and regulations of the Commission or the conditions of the License, and nothing in this Note shall be deemed to release the Maker from compliance therewith. This Note may not be changed, modified, waived, terminated or discharged orally, but only by an agreement in writing executed by the party against whom enforcement of any such change, modification, waiver, termination, or discharge is sought.

Maker represents and warrants that any statements made by it in the Security Agreement or this Note: (i) are true and accurate in all material respects; and
(ii) do not omit any material facts or information the absence of which would make such statement misleading in the context of Payee's evaluation of this Note, and acknowledges and agrees that Payee is entitled to and has relied on such statements in agreeing to the Note.

Payee shall have the right at any time to assign, endorse, pledge, convey or otherwise transfer this Note and all of the other documents evidencing, governing or securing this Note or the obligations of Maker with respect to the License to any party. From and after the date of such assignment, endorsement, pledge, conveyance or other transfer, such transferee shall be entitled to exercise any and all rights and remedies of Payee hereunder. Maker shall not assign, convey or otherwise transfer its rights and obligations hereunder without the prior written consent of the Commission.

Date:  July  15,  1997     21ST  CENTURYBIDDING  CORP.
          [NAME  OF  MAKER]

                              By: Philip J. Chasmar

Its:     President
Schedule  A
License  Number:  CW6126F
INSTALLMENT PLAN C AMORTIZATION SCHEDULE for Federal Communications Commission F-Block Licenses
(Interest-only  Payments  for  the  First  Two  Years)

Grant  Date     Orig Bal     Orig Rate     Term (yrs)     1st PMT     Future Val
28-Apr-97     $243,389.60     6.25%     10     28-Jul-97     0



Pmt#    Date         Yr        P&I Pmt   Principal   Interest   New Balance    Cum. Int   Yearly Total Amt
        Rate     (Prin Only)
1: .  28-Jul-97        6 25%  $ 3,80296  $     0.00  $ 3802.96  $   24338960  $ 3,802.96  $        3,802 96
2: .  28-Oct-97        6.25%  $3,802 96  $     0.00  $3,802.96  $ 243,389 60  $ 7,605.93  $        7,605.93
3: .  28-Jan-98        6 25%  $3,802.96  $     0 00  $3,802.96  $ 243,389.60  $11,408.89  $        3,802 96
4: .  28-Apr-98        6.25%  $3,802.96  $     0.00  $3,802.96  $ 243,389.60  $15,211.85  $        7,605.93
5: .  28-Jul-98        6.25%  $3,802.96  $     0.00  $3,802.96  $ 243,389.60  $19,014.81  $       11,408.89
6: .  28-Oct-98        6.25%  $3,802.96  $     0.00  $3,802.96  $ 243,389 60  $22,817.78  $       15,211 85
7: .  28-Jan-99        6.25%  $3,802.96  $     0.00  $3,802.96  $ 243,389.60  $26,620.74  $        3,802.96
8: .  28-Apr-99        6.25%  $3,802.96  $     0.00  $3,802.96  $ 243,389.60  $30,423.70  $        7,605 93
9: .  28-Jul-99        6.25%  $9,723.26  $ 5,920.30  $3,802.96  $ 237,469.30  $34,226.66  $       11,408.89
10:.  28-Oct-99        6.25%  $9,723.26  $ 6,012.81  $3,710.46  $ 231,456.49  $37,937.12  $       15,119.35
11:.  28-Jan-00        6.25%  $9,723.26  $ 6,106.76  $3,616.51  $ 225,349.74  $41,553.63  $        3,616.51
12:.  28-Apr-00        6.25%  $9,723.26  $ 6,202.17  $3,521.09  $ 219,147.56  $45,074.72  $        7,137.60
13:.  28-Jul-00        6.25%  $9,723.26  $ 6,299.08  $3,424.18  $ 212,848.48  $48,498.90  $       10,561.78
14:.  28-Oct-00        6.25%  $9,723.26  $ 6,397.51  $3,325.76  $ 206,450.97  $51,824.66  $       13,887.54
15:.  28-Jan-01        6.25%  $9,723.26  $ 6,497.47  $3,225.80  $ 199,953.50  $55,050.45  $        3,225.80
16:.  28-Apr-01        6.25%  $9,723.26  $ 6,598.99  $3,124.27  $ 193,354.51  $58,174.73  $        6,350.07
17:.  28-Jul-01        6.25%  $9,723.26  $ 6,702.10  $3,021.16  $ 186,652.41  $61,195.89  $        9,371.23
18:.  28-Oct-01        6.25%  $9,723.26  $ 6,806.82  $2,916.44  $ 179,845.59  $64,112.33  $       12,287.68
19:.  28-Jan-02        6.25%  $9,723.26  $ 6,913.18  $2,810.09  $ 172,932.41  $66,922.42  $        2,810 09
20:.  28-Apr-02        6.25%  $9,723.26  $ 7,021.20  $2,702.07  $ 165,911.22  $69,624.49  $        5,512.16
21:.  28-Jul-02        6.25%  $9,723.26  $ 7,130.90  $2,592.36  $ 158,780.32  $72,216.85  $        8,104.52
22:.  28-Oct-02        6.25%  $9,723.26  $ 7,242.32  $2,480.94  $ 151,538.00  $74,697.80  $       10,585.46
23:.  28-Jan-03        6.25%  $9,723.26  $ 7,355.48  $2,367.78  $ 144,182.51  $77,065.58  $        2,367.78
24:.  28-Apr-03        6.25%  $9,723.26  $ 7,470.41  $2,252.85  $ 136,712.10  $79,318.43  $        4,620 63
25:.  28-Jul-03        6.25%  $9,723.26  $ 7,587.14  $2,136.13  $ 129,124.96  $81,454.55  $        6,756.76
26:.  28-Oct-03        6.25%  $9,723.26  $ 7,705.69  $2,017.58  $ 121,419.28  $83,472.13  $        8,774.34
27:.  28-Jan-04        6.25%  $9,723.26  $ 7,826.09  $1,897.18  $ 113,593.19  $85,369.31  $        1,897.18
28:.  28-Apr-04        6.25%  $9,723.26  $ 7,948.37  $1,774.89  $ 105,644.82  $87,144.20  $        3,672.07
29:.  28-Jul-04        6.25%  $9,723.26  $ 8,072.56  $1,650.70  $  97,572.25  $88,794.90  $        5,322.77
30:.  28-Oct-04        6.25%  $9,723.26  $ 8,198.70  $1,524.57  $  89,373.55  $90,319.47  $        6,847.34
31:.  28-Jan-05        6.25%  $9,723.26  $ 8,326.80  $1,396.46  $  81,046.75  $91,715.93  $        1,396.46
32:.  28-Apr-05        6.25%  $9,723.26  $ 8,456.91  $1,266.36  $  72,589.84  $92,982.29  $        2,662.82
33:.  28-Jul-05        6.25%  $9,723.26  $ 8,589.05  $1,134.22  $  64,000.80  $94,116.50  $        3,797.03
34:.  28-Oct-05        6.25%  $9,723.26  $ 8,723.25  $1,000.01  $  55,277.54  $95,116.51  $        4,797.05
35:.  28-Jan-06        6.2S%  $9,723.26  $ 8,859.55  $  863.71  $  46,417.99  $95,980.23  $          863 71
36:.  28-Apr-06        6.25%  $9,723.26  $ 8,997.98  $  725.28  $  37,420.01  $96,705.51  $        1,588.99
37:.  28-Jul-06        6.25%  $9,723.26  $ 9,138.58  $  584.69  $  28,281.43  $97,290.20  $        2,173.68
38:.  28-Oct-06        6.25%  $9,723.26  $ 9,281.37  $  441.90  $  19,000.06  $97,732.09  $        2,615.58
39:.  28-Jan-07        6.25%  $9,723.26  $ 9,426.39  $  296.88  $   9,573.68  $98,028.97  $          296.88
40:.  28-Apr-07        6.25%  $9,723.26  $ 9,573.68  $  149.59  $       0.00  $98,178.56  $          446.46
